EXHIBIT 99

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Everett Tackett, APR	Scott Sullinger
Public Relations	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-4534	(602) 244-3437
everett.tackett@onsemi.com	scott.sullinger@onsemi.com

ON Semiconductor Updates Guidance for Second Quarter 2003 Results

PHOENIX, Ariz. – June 19, 2003 – During its May 1, 2003 conference call and in its first quarter earnings release, ON Semiconductor provided guidance that its second quarter 2003 revenues would be flat as compared to the first quarter 2003 revenues. The company’s revenues for the first quarter of 2003 were $266.5 million. Based upon end-market weakness in the automotive and wireless markets, coupled with approximately 3 percent sequential average price declines in all of its markets, ON Semiconductor now anticipates that revenues for the second quarter of 2003 will decline by 3 to 5 percent as compared to the first quarter of 2003. However, as a result of previously announced cost-reduction actions, the company still projects that gross margins will improve by 100 to 200 basis points sequentially over the first quarter of 2003.
        “Although disappointed by the top line weakness, I am encouraged that we have reduced our break-even revenue level through our cost-reduction efforts,” said Keith Jackson, ON Semiconductor president and CEO. “This will give us a better cost profile going forward.”

About ON Semiconductor
ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power and data management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s Web site at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to second quarter 2003 revenues, gross margins, cost reductions and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, our transfer to the NASDAQ SmallCap Market (including impairment of the marketability and liquidity of our common stock, the impairment of our ability to raise capital and other risks associated with trading on the SmallCap), risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2002 under the caption “Trends, Risk and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

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